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                                                                    Exhibit 99.1

                                [LOGO]UBS Warburg
                                $400MM FHASI 02-8
                           Whole Loan 30YR Fixed-Rate

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
GWAC                                                          6.420% +/-10bps

Pass-Through                                                  6.000% coupon

WAM                                                          358 +/- 2 months

California                                                     35.0% max

Avg Loan Balance                                              $460k approx.

WA LTV (All loans ** 80% LTV have PMI)                           65% approx.

Owner Occupancy                                                90.0% min.

SF/PUD                                                           90% min.

Full/Alt Doc                                                     90% min.

WA FICO                                                        735 approx.

AAA Ratings                                              2 of 3 (S&P, Moodys. Fitch

Estimated Subordination Level    (crossed 30yr & 15yr)         2.35%

Pricing Speed                                                   300% PSA

Settlement Date                                                 11/29/02
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** means greater than

                            All numbers approximate.
                    All tranches subject to 5% size variance.

The information herein has been provided solely by UBS Warburg LLC. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the Description of the Mortgage Pool contained in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Warburg LLC.